EXHIBIT 21

Vector Vision, Inc. (Delaware) (56.1% owned)
Organized April 19, 1994
Qualified in Connecticut
Files separate Federal and Connecticut income tax returns
Consolidated in Competitive Technologies, Inc. and Subsidiaries audited financial statements filed with the SEC

CTT Trading Company, LLC (Connecticut) (100% owned)
Organized May 23, 2006
Qualified in Connecticut
Included in Federal and Connecticut income tax returns
Consolidated in Competitive Technologies, Inc. and Subsidiaries audited financial statements filed with the SEC